As filed with the Securities and Exchange Commission on April 7, 2006

Registration No. 333-109974

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONSOL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1221	51-0337383
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, PA 15241-1421

(412) 831-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Jerome Richey, Esq.

Vice President, General Counsel and Secretary

CONSOL Energy Inc.

Consol Plaza

1800 Washington Road

Pittsburgh, PA 15241-1421

(412) 831-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven L. Wasserman, Esq.

DLA Piper Rudnick Gray Cary US LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 835-6000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SHARES

We originally registered the sale by stockholders of shares of our common stock pursuant to the prospectus dated February 28, 2005 contained in a Registration Statement on Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement (File No. 333-109974).

We are filing this post-effective amendment to deregister those shares that remain unsold under the Registration Statement as of the date hereof because our obligation to maintain the registration of those unsold shares has expired. By filing this Post-Effective Amendment No. 2 to the Registration Statement, we hereby deregister such unsold shares, as described above. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on April 7, 2006.

CONSOL ENERGY INC.

By:	/s/ J. Brett Harvey
J. Brett Harvey,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ J. Brett Harvey J. Brett Harvey	President and Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2006

/s/ William J. Lyons William J. Lyons	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2006

* John Whitmire	Chairman of the Board of Directors	April 7, 2006

* James E. Altmeyer, Sr.	Director	April 7, 2006

* Raj K. Gupta	Director	April 7, 2006

* William E. Davis	Director	April 7, 2006

* Patricia A. Hammick	Director	April 7, 2006

/s/ David C. Hardesty, Jr. David C. Hardesty, Jr.	Director	April 7, 2006

/s/ John T. Mills John T. Mills	Director	April 7, 2006

* William P. Powell	Director	April 7, 2006

* Joseph T. Williams	Director	April 7, 2006

* By	/s/ William J. Lyons William J. Lyons Attorney-in-fact